UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2016

INFOBLOX INC.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35507	20-0062867
(Commission File Number)	(IRS Employer Identification No.)

3111 Coronado Drive Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 986-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 16, 2016, Infoblox Inc., a Delaware corporation (the “Company” or “Infoblox”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Delta Holdco, LLC, a Delaware limited liability company (“Parent”), and India Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for the acquisition of the Company by Parent in a two-step all cash transaction, consisting of a tender offer, followed immediately by a merger (the “Merger”).

The Merger Agreement was approved by all members of the Company’s Board of Directors (the “Board”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Parent will cause Merger Sub to commence a tender offer (the “Offer”) for all of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $26.50 per Share, net to the seller in cash, without interest, subject to any required withholding of taxes (the “Offer Price”).

The Offer will initially remain open for 20 business days from the date of commencement of the Offer. If at the scheduled expiration time of the Offer any of the conditions to the Offer have not been satisfied or waived, Merger Sub may, and if requested by the Company, will, extend and re-extend the expiration time of the Offer (the “Expiration Time”) to permit the satisfaction of all Offer conditions, subject to certain specified circumstances in the Merger Agreement.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to customary closing conditions, including among others: (1) Shares having been validly tendered and received and not validly withdrawn prior to the Expiration Time that, when added to the Shares, if any, owned by Merger Sub or its affiliates, represent in the aggregate at least one share more than 50% of the Shares outstanding (the “Minimum Condition”), (2) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the transactions having expired and, all clearances and authorizations required by the antitrust laws of Germany having been obtained, (3) the absence of any restraint, injunction or prohibited by any order of competent jurisdiction or any other governmental authority of competent jurisdiction and the absence of any legal proceeding or law promulgated or deemed applicable to the transactions by any governmental authority of competent jurisdiction which prevents the consummation of the Offer or the Merger, (4) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (subject to customary Company Material Adverse Effects (as defined in the Merger Agreement) and materiality qualifiers), (5) the Company’s performance of its obligations under the Merger Agreement in all material respects prior to the Expiration Time, (6) the absence, since the date of the Merger Agreement, of any Company Material Adverse Effect that is continuing, (7) the completion of a specified marketing period for the debt financing (the “Marketing Period”) Parent and Merger Sub are using to fund a portion of the aggregate Offer Price to be paid to tendering holders upon closing the Offer and to certain other holders upon closing the Merger (the “Merger Consideration”) and (8) the receipt of the proceeds of the debt financing by Parent or irrevocable confirmation by lenders to Parent in writing that the debt financing will be funded and available if the equity financing is funded. Subject to certain rights of Merger Sub to extend the Expiration Time, the Merger Agreement provides that if the condition set forth in clause (8) is not satisfied and all other conditions are satisfied at the Expiration Time, the Company will be entitled to terminate the Merger Agreement and Parent will be required to pay the Company a reverse termination fee of $101.31 million. In addition, the Merger Agreement provides the Company with rights to cause Parent to enforce its rights under the debt financing commitments described below.

Following the consummation of the Offer, subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), pursuant to the procedure provided for under by Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”), without a meeting or vote of the Company’s stockholders. The Merger will be effected as soon as practicable following the acceptance of the Shares validly tendered and not validly withdrawn in the Offer (the “Offer Acceptance Time”).

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares irrevocably accepted for purchase pursuant to the Offer, Shares owned by the Company as treasury stock immediately prior to the Effective Time and Shares owned by a holder who has properly demanded appraisal) will automatically be converted into the right to receive the Merger Consideration. In addition, at the Effective Time, (i) all options to purchase the Company’s common stock that are outstanding, whether vested or unvested, will be cancelled and automatically converted into the right to receive, in exchange for the cancellation of such options, an amount in cash equal to the product of (x) the aggregate number of shares of the Company’s common stock subject to such option multiplied by (y) the excess, if any of the Offer Price, less the per share exercise price of such option, (ii) all of the Company’s outstanding restricted stock units and vested market stock units that, in each case, are vested but unsettled at the Effective Time, will be cancelled and automatically converted into the right to receive the Offer Price, and (iii) all of the Company’s outstanding unvested restricted stock units and all of the Company’s outstanding and unvested market stock units that, in the case of the market stock units, will be deemed earned pursuant to the performance conditions upon the Effective Time based on the terms of the applicable award agreements, will be cancelled and replaced with a right to receive the Offer Price in cash, with payment with respect to 50% of such unvested restricted stock units and unvested market stock units that are deemed earned pursuant to the performance conditions to be accelerated and made promptly following the Effective Time and the remaining right to receive the Offer Price to be subsequently paid on the dates the Company’s unvested restricted stock units and unvested market stock units would have otherwise been scheduled to vest, subject to the continued service or qualified termination of the holder of such award. Any outstanding and unvested market stock units that are not deemed earned pursuant to the performance conditions upon the Effective Time shall be forfeited for no consideration. The determination of which restricted stock units and market stock units will be converted into vested awards to be paid out at closing will be based on the relative vesting dates of the applicable awards held by each holder, with awards with the shortest remaining vesting periods to be first accelerated.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature, including an agreement that, subject to certain exceptions, the parties will use reasonable best efforts to cause the Offer and the Merger to be consummated. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business in the ordinary course of business in all material respects and has agreed to certain other customary restrictions on its operations, as set forth more fully in the Merger Agreement.

During the period beginning on the date of the Merger Agreement and ending at 11:59 pm on September 30, 2016 (the “Go-Shop Period”), the Company may engage in discussions or negotiations with third parties who have made a written acquisition proposal to the Company between August 1, 2016 and date of the Merger Agreement (such third parties, an “Excluded Party”). After the Go-Shop Period, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals.

Notwithstanding the “no-shop” restrictions, prior to the Offer Acceptance Time, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to any unsolicited alternative acquisition proposal that the Board has determined constitutes or would reasonably be expected to result in a Superior Proposal. A “Superior Proposal” is a bona fide written acquisition proposal, not solicited in violation of the “no-shop” restrictions, that the Board (or any committee or subcommittee thereof) determines in its good faith judgment (1) would be more favorable to the Company’s stockholders (other than Parent and its subsidiaries) from a financial point of view than the Offer and the Merger and (2) is reasonably capable of being completed in accordance with its terms, taking into account all financial, regulatory, legal and other aspects of the proposal, including certainty of closing and the identity in case of the person making the acquisition proposal.

Prior to the Offer Acceptance Time, the Board may, among other things, (1) withdraw or change its recommendation that the Company’s stockholders tender their Shares in the Offer or (2) terminate the Merger Agreement to enter into a definitive acquisition agreement providing for a Superior Proposal, subject to complying with notice and other specified conditions, including giving Parent the opportunity to propose revisions to the terms of the Merger Agreement during a period following notice.

The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, the right of (1) the Company to terminate the Merger Agreement in order to enter into a definitive acquisition agreement providing for a Superior Proposal, (2) Parent to terminate the Merger Agreement as a result of the Board changing its recommendation to the Company’s stockholders with respect to the Offer and (3) the Company to terminate the Merger Agreement if the conditions have been satisfied (other than Parent’s receipt of financing proceeds from its lenders) and Parent does not consummate the closing within three business days of the time the closing would otherwise occur, subject to certain rights of Merger Sub to extend the Expiration Time.

Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. Generally, if the termination fee becomes payable as a result of the Company terminating the Merger Agreement in order to enter into a definitive acquisition agreement providing for a Superior Proposal received during the Go-Shop Period with an Excluded Party, the amount of the termination fee will be $19.483 million. If the termination fee becomes payable in certain other circumstances, the amount of the termination fee will be $42.862 million. If the Merger Agreement is terminated as a result of an intentional breach by the Company, the Company will be required to reimburse Parent for up to $5 million of its actual and reasonable expenses.

The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $101.31 million in the event that the Company terminates the Merger Agreement because of Parent’s intentional breach of the Merger Agreement or because Parent, after satisfaction of the Offer conditions (other than the receipt of funding proceeds from its lenders) and the completion of the Marketing Period, has not accepted for payment the Shares tendered in the Offer within three business days following the expiration of the Offer, subject to certain rights of Merger Sub to extend the Expiration Time. Payment of the reverse termination fee constitutes the Company’s sole and exclusive monetary remedy and is guaranteed by Vista Equity Partners Fund VI, L.P. (the “Sponsor”) pursuant to the terms of a limited guarantee.

Parent has obtained debt financing commitments from Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A. and equity financing commitments from the Sponsor, in each case to fund the transactions contemplated by the Merger Agreement. The Merger Agreement requires Parent to use its reasonable best efforts to obtain the financing on the terms and conditions described in the financing commitments. The Company is entitled to specific performance to force Parent to cause the equity financing to be funded if the Marketing Period (as defined in the Merger Agreement) has been completed, the conditions (to the Offer and the Merger are satisfied or waived and the debt financing proceeds have been funded or will be funded if the equity financing is funded (or the lenders have irrevocably confirmed to Parent in writing that the debt financing will be funded and available at the closing of the Offer if the equity financing is funded).

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company prior to the date of the Merger Agreement, (c) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (d) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (f) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its subsidiaries or business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 16, 2016, the Board amended and restated the Company’s Restated Bylaws, as previously amended (the “Bylaws”), by adding a new Article XI to the Bylaws, which provides that, unless the Company consents in writing to an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware) shall be the sole and exclusive forum for any and all internal corporate claims, including (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any stockholder, director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim pursuant to or under any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Company’s certificate of incorporation or Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine.

Item 8.01	Other Events.

On September 19, 2016, the Company issued a press release announcing the entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

2.1	Agreement and Plan of Merger among Delta Holdco, LLC, a Delaware limited liability company, India Merger Sub, Inc., a Delaware corporation and Infoblox Inc., a Delaware corporation, dated September 16, 2016*

3.1	Amended and Restated Bylaws

99.1	Press Release of Infoblox Inc. dated September 19, 2016

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Infoblox Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

Additional Information and Where to Find It

The Offer described in this communication has not yet commenced and this communication is not a recommendation or an offer to purchase or a solicitation of an offer to sell shares of common stock of Infoblox. At the time the Offer is commenced Merger Sub will file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO, containing an offer to purchase, form of letter of transmittal and related tender offer documents, and the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the Offer. Merger Sub and the Company intend to mail these documents to the stockholders of the Company. These documents, as they may be amended from time to time, will contain important information about the tender offer and stockholders of the Company are urged to read them carefully when they become available. Stockholders of the Company will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov. In addition, the Solicitation/Recommendation Statement and the other documents filed by the Company with the SEC will be made available to all stockholders of the Company free of charge at http://ir.infoblox.com.

Cautionary Notice Regarding Forward-Looking Statements

All statements in this communication that are not statements of historical fact are forward looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. These statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in forward-looking statements, including, but not limited to: (i) uncertainties as to the timing of the proposed transaction; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of Infoblox’s stockholders that will support the proposed transaction and tender their shares in the offer; (iv) the possibility that competing offers or acquisition proposals for Infoblox will be made; (v) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require Infoblox to pay a termination fee or other expenses; (vii) risks regarding the failure to obtain the necessary financing to complete the proposed transaction; (viii) risks related to the debt financing arrangements entered into in connection with the proposed transaction; (ix) the effect of the announcement or pendency of the proposed transaction on Infoblox’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, resellers, channel partners, suppliers and others with whom it does business, or its operating results and business generally; (x) risks related to diverting management’s attention from Infoblox’s ongoing business operations; (xi) the risk that unexpected costs will be incurred in connection with the proposed transaction; (xii) changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; (xiii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability and (xiv) other factors as set forth from time to time in Infoblox’s filings with the Securities and Exchange Commission, which are available on our investor relations Web site (http://ir.infoblox.com/) and on the SEC’s Web site (www.sec.gov). All information provided in this communication is as of the date hereof, and stockholders of Infoblox are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Infoblox does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this communication, or to reflect the occurrence of unanticipated events, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INFOBLOX INC.

Date: September 19, 2016		/s/ Janesh Moorjani
	By:	Janesh Moorjani
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

2.1	Agreement and Plan of Merger among Delta Holdco, LLC, a Delaware limited liability company, India Merger Sub, Inc., a Delaware corporation and Infoblox Inc., a Delaware corporation, dated September 16, 2016*

3.1	Amended and Restated Bylaws

99.1	Press Release of Infoblox Inc. dated September 19, 2016

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Infoblox Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.